Exhibit 10.16

Form of Restricted Stock Agreement under the Amended and Restated 2005 Stock Option Plan

Pluristem Therapeutics Inc.

RESTRICTED STOCK AGREEMENT

Made as of the _____________________________

BETWEEN:	Pluristem Therapeutics Inc.

A company incorporated in Nevada, USA

(hereinafter the "Company")

AND:	Name :

I.D. No.:

Address:

(hereinafter the "Participant")

WHEREAS	On January 21, 2009, the Company’s stockholders approved the adoption of the Amended and Restated 2005 Stock Option Plan, a copy of which has been made available to the Participant, forming an integral part hereof (the “Plan”); and –

WHEREAS	Pursuant to the Plan, the Company has decided to grant Restricted Stocks of the Company to the Participant, as detailed within Exhibit A, and the Participant has agreed to such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.	Preamble and Definitions

1.1	The preamble to this Agreement constitutes an integral part of this Agreement, as do the terms of the Plan.

1.2	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

2.	Grant of Restricted Stocks

2.1	The Company hereby grants to the Participant the number of Restricted Stocks as set forth in Exhibit A hereto, subject to the terms and the conditions as set forth in the Plan and as provided herein.

2.2	The Participant is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.	Adjustments

Notwithstanding anything to the contrary in Section 7.1 (m) of the Plan and in addition thereto, if in any such Transaction as described in Section 7.1 (m) of the Plan, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Restricted Stocks, the Vesting Dates, unless reasonably determined otherwise by the Board, shall be accelerated so that any unvested Restricted Stocks shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Participant that the unvested Restricted Stocks are fully vested for a period of ten (10) days from the date of such notice, If the successor Company (or parent or subsidiary of the Successor Company) agrees to assume or substitute for the Restricted Stocks and Participant’s employment with the Successor Company is terminated by the Successor Company without “Cause” within one year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Restricted Stocks shall be immediately vested in full as of the date of such termination without Cause.

4.	Vesting; Period

Subject to the provisions of the Plan, Restricted Stocks shall vest according to the Vesting Dates set forth in Exhibit A hereto, provided that the Participant is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date. Where there is a discrepancy between the terms of Exhibit A and the terms of the Plan, Exhibit A shall govern.

5.	Restrictions on Transfer of Restricted Stocks

5.1	The transfer of Restricted Stocks shall be subject to the limitations set forth in the Plan and in the Company’s Articles of Association and any shareholders’agreement to which the holders of ordinary shares of the Company are bound.

5.2	With respect to any Approved 102 Awards, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, a Participant shall not sell or release from trust any Restricted Stocks, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Participant.

5.3	With respect to Unapproved 102 Awards, if the Participant ceases to be employed by the Company or any Affiliate, the Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

5.4	The Participant shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

5.5	The Participant agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Participant’s rights according to this Restricted Stocks Agreement).

6.	Taxes; Indemnification

6.1	Any tax consequences arising from this grant, from the payment for Restricted Stocks or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Participant), hereunder, shall be borne solely by the Participant. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

6.2	The Participant will not be entitled to receive from the Company and/or the Trustee any Restricted Stocks prior to the full payments of the Participant’s tax liabilities arising from Restricted Stocks which were granted to him/her. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Participant until all payments required to be made by the Participant have been fully satisfied.

6.3	The receipt of the Restricted Stocks may result in tax consequences. THE PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING THIS AWARD OR DISPOSING OF THE SHARES.

6.4	With respect to Approved 102 Restricted Stocks, the Participant hereby acknowledges that he/she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of the Award granted hereunder and the tax implications applicable to such grant. The Participant accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit C hereto, and agrees to be bound by its terms.

7.	Miscellaneous

7.1	Confidentiality. The Participant shall regard the information in this Restricted Stocks Agreement and its exhibits attached hereto as confidential information and the Participant shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

7.2	Continuation of Employment or Service. Neither the Plan nor this Restricted Stocks Agreement shall impose any obligation on the Company or an Affiliate to continue the Participant’s employment or service and nothing in the Plan or in this Restricted Stocks Agreement shall confer upon the Participant any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

7.4	Entire Agreement. Subject to the provisions of the Plan, to which this Restricted Stocks Agreement is subject, this Restricted Stocks Agreement, together with the exhibits hereto, constitute the entire agreement between the Participant and the Company with respect to Restricted Stocks granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Participant and the Company with respect to the subject matter hereof.

7.5	Failure to Enforce – Not a Waiver. The failure of any party to enforce at any time any provisions of this Restricted Stocks Agreement or the Plan shall in no way be construed to be a waiver of such provision or of any other provision hereof.

7.6	Provisions of the Plan. The Restricted Stocks provided for herein are granted pursuant to the Plan and said Restricted Stocks and this Restricted Stocks Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan.

Any interpretation of this Restricted Stocks Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Restricted Stocks Agreement and the Plan, the provisions of the Restricted Stocks Agreement will prevail.

7.7	Binding Effect. The Plan and this Restricted Stocks Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

7.8	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Participant and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Participant. The Participant is responsible for notifying the Company in writing of any change in the Participant’s address, and the Company shall be deemed to have complied with any obligation to provide the Participant with notice by sending such notice to the address indicated herein.

Pluristem Therapeutics Inc.: Name:________________________ Position:______________________ Signature:_____________________

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Restricted Stocks subject to all of the terms and provisions thereof. I have reviewed the Plan and this Restricted Stocks Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Restricted Stocks Agreement, and fully understand all provisions of this Restricted Stocks Agreement. I agree to notify the Company upon any change in the residence address indicated herein.

—————————————— Date	—————————————— Participant’s Signature

Attachments:

Exhibit A: Terms of the Restricted Stock

Exhibit B: PLAN

Exhibit C: Trust Agreement

EXHIBIT A

TERMS OF THE RESTRICTED STOCK AWARD

Name of the Participant:
Date of Grant:
Designation:

1. Number of Restricted Stocks granted:
2. Purchase Price:
3. Vesting Dates:
4. Restriction Period:	Unvested Restricted Stocks will not be eligible for dividends and will not have any voting rights.

—————————————— Participant	—————————————— Company